Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2021, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-253483) and related Prospectus of DigitalOcean Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

New York, NY
March 15, 2021